November 4, 2008

                                    For Immediate Release

Sport Supply Group Reports Record Q109 EPS of $0.35 Per Share on Revenue of $73.6 Million

•	Q109 Net Income Rises 23.6%

•	Company Retires 25% of Outstanding Convertible Debt at Prices Below Par

•	Cash On-hand of $19.0 Million Subsequent to $5.5 Million Bond Repurchase

The Company will host a conference call today to discuss these results and future plans, at 3:30PM CT / 4:30 ET. The call may be accessed by dialing 866 202 3109 and using pass code 28583700.

Dallas, TX. Sport Supply Group, Inc. (NASDAQ: RBI) today reported record sales of $73.6 Million and diluted EPS of $0.35 for its first quarter ended September 30, 2008.

For the quarter ended September 30, 2008, key metrics include:

 - — Net Sales Grew 4.6% from $70.4 Million to $73.6 Million

 - — Gross Margin Percentages Expanded 17 basis points from 36.42% to 36.59%

• - SG&A Expenses Grew a marginal 1.7%, from $17.9 Million to $18.3 Million
- — SG&A Decreased as a percentage of sales from 25.5% to 24.8%

 - — Operating Margins Improved from 10.92% to 11.78%

 - — Net Income Grew 23.6% from $4.1 Million to $5.1 Million

• - Diluted EPS Grew 13% from $0.31 to $0.35 per diluted share

• - Net Income, on a Trailing Twelve Month Basis, Grew 130% to $10.7 Million

 - — EBITDA, on a Trailing Twelve Month Basis, Grew 44.6% to $24.3 Million

Commenting on the Quarter, Adam Blumenfeld, Chairman and Chief Executive Officer stated:

“We are pleased to report a strong first quarter of the fiscal year, driven by top line growth faster than the first quarter of the previous comparative year, continued gross margin expansion and well controlled expenses. In particular, our elementary school business, varsity athletics sales and internet division all showed impressive strength during the period. To produce these results in the highest sales quarter of our year, given the current macro-economic backdrop, is a testament to the relative resiliency of our direct selling business model, and our non-consumer / non-retail oriented institutional customer base.

Our goal moving forward is to produce increased earnings and cash flow despite these tough economic times. We continue to right-size our infrastructure; re-align internal assets to target the most receptive markets, and tightly manage our product, selling, general and administrative costs. Additionally, we continue to focus on mid to long term initiatives to increase market share, profitability and franchise value. Within the last 90 days we have enhanced certain key vendor relationships and added important new distribution partners. Balancing near term tactical decisions with longer term strategic initiatives is the challenge this economy presents for most companies. We are executing well in this regard and I think it speaks to the relative variability of our cost structure and forward-looking nature of our Management Team.”

Continued Strengthening of Balance Sheet

“The current financial crisis is creating opportunities for companies like ours, whose balance sheets are strong and who can deploy cash at critical times. Stress in the fixed income markets has created opportunities for us to redeem our outstanding convertible bonds at prices accretive to our shareholders. We are pleased to announce that we repurchased $5.5 Million of our convertible bonds during the quarter at prices well below par, and an additional $7.0 Million of bonds since quarter end at similarly attractive prices. Together, these purchases have retired 25% of the convertible notes outstanding. We believe our balance sheet strength will continue to be rewarded in the coming months and years, and we will continue to consider similar bond repurchases for the benefit of shareholders as conditions merit.

Outlook

“Similar to other companies, this is a tough environment in which to predict trends and measure demand. The events which have transpired in the global markets over the last 90 days, and the uncertainties they foster for everyone, suggest we be mindful of the unpredictable nature of this economy near term, even as we move forward to implement plans to accelerate activity over the longer term. Accordingly, we now estimate annualized net revenue growth in FY09 will be in the low to mid single digits, and we are slightly modifying our FY09 diluted EPS range from $0.85 — $0.95 to $0.82 — $0.92. The midpoint of this range implies a mid-teens growth rate when compared to FY08 EPS of $0.76.”

“Sport Supply’s basic operating thesis remains well intact. Over the course of time, we continue to envision a “strong get stronger, weak get weaker” scenario unfolding. To that end, we are the largest direct marketer and distributor of product to the institutional sporting goods space. Customers, in our opinion, will likely continue to gravitate towards best of breed makers and distributors and away from less reliable sources for product. With over $30 million in on-hand inventory, and a value-oriented direct distribution model, Sport Supply is well positioned to help customers make the most of their budget dollars and provide the comfort and stability needed in any business cycle, but particularly during these volatile times. Unlike discretionary purchases, we view unspent dollars in the Institutional sporting goods market as deferred – not lost. We are well situated to target these sales dollars as future spending trends improve. “

Mr. Blumenfeld concluded: “This operating environment presents a host of challenges for Companies across the country. Sport Supply is best positioned, we believe, to compete in these uncertain times and take advantage of situations as they arise”.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Sport Supply Group’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Sport Supply Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Sport Supply Group’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Sport Supply Group is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

CONTACT: Sport Supply Group, Inc., Dallas Adam Blumenfeld, 972-243-0879

SOURCE: Sport Supply Group, Inc.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30,
	2008	2007
Net sales	$73,577	$70,374
Cost of sales	46,658	44,746

Gross profit	26,919	25,628
Selling, general and administrative expenses	18,254	17,943

Operating profit	8,665	7,685

Other income (expense):
Interest income	77	87
Interest expense	(737)	(1,216)
Other income	20	50

Total other expense	(640)	(1,079)

Income before income taxes	8,025	6,606
Income tax provision	2,964	2,510
Net income	$5,061	$4,096

Weighted average number of shares outstanding:
Basic	12,372,024	11,589,587

Diluted	15,702,177	15,132,581

Net income per share – basic	$0.41	$0.35

Net income per share – diluted	$0.35	$0.31

Dividends declared per share common stock	$0.025	$0.025

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	June 30,
	2008	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,049	$20,531
Accounts receivable, net	42,952	34,060
Inventories, net	35,596	36,318
Current portion of deferred income taxes	3,934	3,866
Prepaid expenses and other current assets	2,313	1,203

Total current assets	103,844	95,978
PROPERTY AND EQUIPMENT, net	9,398	9,715
DEFERRED DEBT ISSUANCE COSTS, net	1,078	1,389
INTANGIBLE ASSETS, net	6,779	6,972
GOODWILL	53,082	53,543
OTHER ASSETS, net	88	98

Total assets	$174,269	$167,695

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$26,814	$21,183
Accrued liabilities	10,878	11,842
Dividends payable	309	309
Accrued interest	853	240
Current portion of long-term debt	92	108
Income taxes payable	2,281	677

Total current liabilities	41,227	34,359
DEFERRED INCOME TAX LIABILITY	3,699	4,014
NOTES PAYABLE AND OTHER LONG-TERM DEBT	44,542	50,036

Total liabilities	89,468	88,409
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	125	125
Additional paid-in capital	65,411	64,648
Retained earnings	20,068	15,316
Treasury stock at cost	(803)	(803)

Total stockholders’ equity	84,801	79,286

Total liabilities and stockholders’ equity	$174,269	$167,695

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the three months ended
	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,061	$4,096
Adjustments to reconcile net income to cash provided by
operating activities:
Provision for uncollectible accounts receivable	282	271
Depreciation and amortization	703	913
Amortization of deferred debt issuance costs	311	260
Discount on early retirement of long term debt	(250)	—
Deferred taxes	327	1,924
Stock-based compensation expense	284	83
Changes in operating assets and liabilities:
Accounts receivable	(9,174)	(14,032)
Inventories	722	4,075
Prepaid expenses and other current assets	(1,110)	(641)
Other assets, net	10	9
Accounts payable	5,631	6,939
Income taxes payable / prepaid income taxes	1,604	1,047
Accrued liabilities and accrued interest	(351)	664

Net cash provided by operating activities:	4,050	5,608

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(193)	(722)

Net cash used in investing activities:	(193)	(722)

CASH FLOWS FROM FINANCING ACTIVITIES:
Early retirement of long term debt	(5,234)	—
Proceeds from bank line of credit	—	262
Payments on notes payable and line of credit	(26)	(24,997)
Payment of dividends	(309)	(259)
Proceeds from issuance of common stock	230	18,147

Net cash used in financing activities:	(5,339)	(6,847)

Net change in cash and cash equivalents	(1,482)	(1,961)
Cash and cash equivalents, beginning of period	20,531	5,670

Cash and cash equivalents, end of period	$19,049	$3,709

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$55	$514

Cash paid (refunded) for income taxes	$1,049	$(423)

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND
ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Trailing Twelve Months
	September 30,		Ended September 30,
	2008	2007	2008	2007
Net Income	$5,061	$4,096	$10,699	$4,660
Provision for income taxes	2,964	2,510	6,730	2,832
Minority interest in consolidated subsidiary	—	—	—	28
Interest expense, net of interest income	660	1,129	3,346	5,754
Depreciation and amortization	703	913	3,527	3,536

EBITDA (a)	9,388	8,648	24,302	16,810

Other expenses:
Stock-based compensation expense	284	83	693	83

Adjusted EBITDA (a)	$9,672	$8,731	$24,995	$16,893

(a) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income before interest expense (net of interest income), income taxes, depreciation, amortization, and other items included in the caption above labeled “Other expenses” which do not directly relate to the ongoing operations. SSG management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance. SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate SSG’s overall performance and to compare SSG’s current operating results with corresponding periods and with other companies. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America. Because EBITDA and Adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.

SPORT SUPPLY GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOW PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW FROM OPERATIONS AND
FREE CASH FLOW FROM OPERATIONS PER SHARE
(Unaudited, in thousands except share and per share amounts)

Three Months Ended September 30,

2008	2007

Net cash provided by operating activities	$4,050	$5,608
Adjustments to reconcile net cash provided by operating activities to free cash flow from operations:
Capital expenditures	(193)	(722)

Free cash flow from operations (b)	$3,857	$4,886

Weighted average shares outstanding	12,372,024	11,589,587
Free cash flow from operations per share (b)	$0.31	$0.42

(b) Free cash flow from operations and free cash flow from operations per share are non-GAAP financial measures. Free cash flow from operations is defined as net cash provided by (used in) operating activities less capital expenditures. Free cash flow from operations per share is defined as net cash provided by (used in) operating activities less capital expenditures, divided by the number of basic weighted average shares outstanding. SSG management relies on free cash flow from operations and free cash flow from operations per share as primary measures to review and assess liquidity. SSG believes it is useful to investors to provide disclosures of its operating results on the same basis that is used by management. Management and investors also review free cash flow from operations and free cash flow from operations per share to evaluate SSG’s overall performance and to compare SSG’s current results with corresponding periods and with other companies. You should not consider free cash flow from operations and free cash flow from operations per share in isolation or as a substitute for net cash provided by (used in) operating activities or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States of America. In addition, free cash flow from operations and free cash flow from operations per share do not necessarily represent funds available for discretionary use and are not necessarily measures of SSG’s ability to fund its cash needs. Because free cash flow from operations and free cash flow from operations per share are not measures of financial performance under accounting principles generally accepted in the United States of America and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.